UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2008

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 9 , 2008, Sunoco Logistics Partners L.P. (NYSE: SXL) (the “Partnership”) announced that, effective as of January 9, 2008, Philip L. Frederickson had been elected to the Board of Directors of Sunoco Partners LLC (the “Company”), the Partnership’s general partner, by unanimous consent of members. Mr. Frederickson will serve as a director of the Company until the earlier of his death, resignation or removal, or such time as his successor is elected or qualified. At this time, the Company’s Board of Directors has not yet appointed Mr. Frederickson to serve on any Board committees.

Mr. Frederickson was formerly Executive Vice President, Planning, Strategy & Corporate Affairs, for ConocoPhillips, an international, integrated energy company, from 2006 to 2007. Prior to that, he was Executive Vice President, Commercial, from 2002-2006. Mr. Frederickson retired from ConocoPhillips on January 1, 2008, after 30 years of service.

As a member of the Company’s Board of Directors, Mr. Frederickson will receive the standard compensation provided to all directors who are not employees of the Company or its affiliates. There are no arrangements or understandings between Mr. Frederickson and any other persons, pursuant to which he was selected as a director. Mr. Frederickson does not have a direct or indirect material interest in any currently proposed transaction to which the Company, and/or the Partnership, is to be a party, nor has Mr. Frederickson had a direct or indirect material interest in any such transaction since the beginning of the Partnership’s last fiscal year. Neither Mr. Frederickson nor any of his immediate family members has engaged in any transactions with the Company, and/or the Partnership, that would be reportable under Item 404 of Regulation S-K.

From time to time, in the ordinary course of business, the Partnership, through its subsidiaries, has provided pipeline transportation, terminalling and storage services to ConocoPhillips and its affiliates. The Partnership believes that these transactions are at arm’s-length and the charges and fees related thereto are determined by competitive bid, or otherwise at rates fixed in conformity with law or governmental authority. The amounts involved in such transactions represent less than two percent (2%) of the Partnership’s total revenues.

Item 7.01.	Regulation FD Disclosure.

On January 9, 2008, the Partnership issued a press release concerning Mr. Frederickson’s election as a director of its general partner. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1.	Press Release, issued January 9, 2008, announcing election of Philip L. Frederickson as a director of Sunoco Partners LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

By:	/s/ DANIEL D. LEWIS
Daniel D. Lewis Comptroller

January 9, 2008

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, issued January 9, 2008, announcing election of Philip L. Frederickson as a director of Sunoco Partners LLC.